UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): November 19, 2015

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

In connection with Lannett Company Inc.’s (“Lannett”) pending private financing transaction related to the pending acquisition of Kremers Urban Pharmaceuticals Inc. (“KUPI”), Lannett anticipates disclosing to prospective financing sources the following blinded customer concentration data by key product based on KUPI’s net sales during the twelve months ended June 30, 2015 (unaudited):

	#1 Customer	#2 Customer	#3 Customer	#4 Customer	All Other Customers	Total
Average of KUPI’s Top 3 Revenue Producing Products	37%	23%	19%	11%	10%	100%
Highest Single Customer Concentration Per Product	45%	29%	23%	16%	—	—

The foregoing unaudited information, which has been provided to Lannett by KUPI, is presented on a pro forma basis to reflect the transition of purchases of certain product lines by a key customer, as previously described in a Current Report on Form 8-K furnished with the Securities and Exchange Commission on November 4, 2015.

The information disclosed under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC.

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: November 19, 2015